UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2023

Nasdaq, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38855	52-1165937
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

151 W. 42nd Street, New York, New York	10036
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: +1 212 401 8700

No change since last report

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	NDAQ	The Nasdaq Stock Market
4.500% Senior Notes due 2032	NDAQ32	The Nasdaq Stock Market
0.900% Senior Notes due 2033	NDAQ33	The Nasdaq Stock Market
0.875% Senior Notes due 2030	NDAQ30	The Nasdaq Stock Market
1.75% Senior Notes due 2029	NDAQ29	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On August 29, 2023, Nasdaq, Inc. (the “Company”) announced the appointment of Ms. Sarah Youngwood as Executive Vice President and Chief Financial Officer, effective as of December 1, 2023, or such other date as mutually agreed with the Company.

Ms. Youngwood, age 49, joined UBS in March 2022, served as Group Chief Financial Officer for UBS until June 2023, and is currently Senior Advisor at UBS. Prior to UBS, Ms. Youngwood held various roles at JPMorgan Chase after joining the firm in 1997. Between 2016 and 2022, she was Chief Financial Officer of JPMorgan Chase’s Consumer & Community Banking line of business, and in 2020, assumed responsibility for leading finance for JPMorgan Chase’s Global Technology unit, as well as the diversity & inclusion team. From 2012 through 2016, Ms. Youngwood served as Head of Investor Relations and from 1997 to 2012 she held various roles in the Financial Institutions Group within JPM’s Investment Bank in Paris, London and New York.

The selection of Ms. Youngwood to serve as Executive Vice President and Chief Financial Officer was not pursuant to any arrangement or understanding with respect to any other person. There are no family relationships between Ms. Youngwood and any director or executive officer of the Company, and there are no transactions between Ms. Youngwood and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

In connection with her appointment, the Management Compensation Committee of the Board of Directors approved the following compensation for Ms. Youngwood:

•	an annual base salary of $700,000;

•	a target bonus opportunity of 200% of her annual base salary; and

•

an equity award grant of $6,000,000 in April 2025 pursuant to the Company’s Equity Incentive Plan, with such award comprised of 80% three-year performance share units (“PSUs”) and 20% restricted stock units (“RSUs”). Ms. Youngwood will not be eligible for a 2024 equity award.

Upon the commencement of her employment, Ms. Youngwood shall also receive:

•

a one-time equity award of $10,000,000, comprised of (x) 50% RSUs, vesting 33% on the one year anniversary of the grant date, 33% on the second anniversary of the grant date and the remaining 34% on the third anniversary of the grant date and (y) 50% PSUs, which will vest as of December 31, 2026 and are subject to the performance measures set forth in applicable award agreement;

•	a target 2023 bonus opportunity of $125,000, reflecting one month of employment, to be paid on March 1, 2024; and

•

a cash signing bonus of $500,000, which will be forfeited if Ms. Youngwood resigns within one (1) year without Good Reason or is terminated for Cause (as such terms are defined in her employment offer letter).

Ms. Youngwood is also eligible to participate in the Company’s customary change-in-control severance arrangements for senior executives.

If the Company terminates Ms. Youngwood’s employment, other than for “Cause” or if she voluntarily resigns with “Good Reason” (as each term is defined in the employment offer letter), she will be entitled to (i) a severance payment equal to 150% of her base salary plus 100% of her target bonus opportunity, (ii) a pro rata target bonus for the calendar year in which the date of termination occurs and (iii) a lump sum payment to reduce the cost of 12 months of COBRA health insurance coverage at the active Nasdaq employee rate. Any unvested equity at the time of termination of employment will continue to vest for an additional 18 months after termination, except as provided below relating to the one-time equity award. Such severance is payable in substantially equal monthly installments for the twelve (12) month period following termination. If such termination occurs prior to the full vesting of her one-time equity award, then the full amount of such award shall vest upon such termination date and the PSUs will vest based on the target performance amount.

If Ms. Youngwood’s employment terminates due to her retirement (meaning at least age 55 with at least five years of service with Nasdaq), death or permanent disability, then all of her unvested PSUs and RSUs will continue to vest as though she continued employment through the applicable vesting and/or performance periods.

The foregoing summary of the material terms of the employment offer letter does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the employment offer letter, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the period ending September 30, 2023.

Departure of Chief Financial Officer

On August 29, 2023, the Company announced that Ms. Ann M. Dennison, the Company’s Executive Vice President and Chief Financial Officer of Company, will be leaving the Company.

The Management Compensation Committee of the Board of Directors approved a Separation Agreement and General Release of Claims between the Company and Ms. Dennison (the “Separation Agreement”). Pursuant to the Separation Agreement, as of December 1, 2023 or such other date when the Company’s new chief financial officer commences employment (the “Separation Date”), Ms. Dennison will cease serving in the role of Executive Vice President and Chief Financial Officer of the Company and its subsidiaries. Ms. Dennison will remain employed as an advisor to the Company through December 31, 2023.

The Separation Agreement provides that Ms. Dennison shall receive a 2023 bonus payment under the Company’s Executive Incentive Plan based upon her performance and 2023 target bonus opportunity of $975,000, paid on or about March 1, 2024, provided that if the Company terminates her employment due to gross misconduct or gross negligence, or she voluntarily resigns before December 31, 2023, she will not be entitled to such bonus payment.

In addition, Ms. Dennison is entitled to receive the following payments and benefits under the terms of the Separation Agreement, subject to her execution and non-revocation of the release contained therein:

•	a cash payment equal to 18 months of base salary plus her 2023 target bonus amount;

•	a one-time healthcare benefits payment of $40,000, minus applicable taxes and withholdings;

•

provided that her employment does not terminate prior to December 31, 2023 due to resignation, gross misconduct or gross negligence, the continued vesting and payment of certain outstanding three-year PSUs;

•	continued vesting of certain outstanding RSUs;

•	eighteen (18) months of financial and tax services and executive physical exams, valued in aggregate at $27,500; and

•	twelve (12) months of outplacement services valued at $50,000.

The Separation Agreement also includes a non-competition provision for a period of one year following the end of her employment, as well as customary provisions regarding non-solicitation and non-disparagement.

The foregoing summary of the material terms of the Separation Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Separation Agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the period ending September 30, 2023.

Item 8.01.	Other Events.

On August 29, 2023, Nasdaq issued a press release announcing the appointment of Ms. Youngwood as Chief Financial Officer and the departure of Ms. Dennison. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

99.1	Press release dated August 29, 2023.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 1, 2023	NASDAQ, INC.

	By:	/s/ John A. Zecca
	Name:	John A. Zecca
	Title:	Executive Vice President and Chief Legal Officer